SHANGHAI A TRIP MEDICAL TECHNOLOGY CO., LTD.
Suite 1440-6B, Hongqian Road
Changning District, Shanghai, PRC

April 14, 2008

Belmont Partners
360 Main Street
Washington, Virginia 22747

Gentlemen:

This will set forth our agreement as follows:

1. Pursuant to an oral agreement between Belmont Partners (“Belmont”) and Shanghai A Trip Medical Technology Co., Ltd. (“Shanghai Medical”), Belmont has found and introduced to Shanghai Medical a Delaware corporation named Aamaxan Transport Group, Inc. (“Aamaxan”) as a shell company to be used for a reverse merger transaction involving the parent holding company of Shanghai Medical. Belmont has also assisted Shanghai Medical in the negotiation of the terms of the reverse merger transaction, including an acquisition by an affiliate of Shanghai Medical of a controlling interest in Aamaxan as a first step in completing the reverse merger transaction.

2. In accordance with the oral agreement between Belmont and Shanghai Medical, in full consideration of Belmont’s services to Shanghai Medical, immediately upon execution of this agreement, Shanghai Medical shall cause Aamaxan to issue to Belmont or its designees 821,429 shares of Common Stock, par value $.001 per share, of Aamaxan (“Common Stock”), which number of shares is equal to the difference between (a) 5% of the fully diluted shares of Common Stock giving effect to the consummation of the reverse merger transaction and related financing and (b) the number of shares of Common Stock held by non-affiliates of Aamaxan immediately after the consummation of the reverse merger transaction.

3. Belmont shall be responsible for all of its expenses in performing the services referred to in Paragraph 1 hereof.

4. This Agreement shall be interpreted under the laws of the State of New York. This Agreement supersedes all prior agreements and can only be amended in writing subscribed by the party to be charged therewith. Delivery of any writings required or referred to by this agreement shall be deemed delivered as of the date of deposit in the United States mail to the last known address of the party. This Agreement shall be binding upon all successors and assigns as their interest shall appear. This Agreement may be executed in counterparts.

Please indicate your agreement with the foregoing by signing this Agreement in the appropriate place below and returning to the undersigned one signed copy of this Agreement.

Very truly yours,

SHANGHAI A TRIP MEDICAL TECHNOLOGY CO., LTD.

By:
Name: Chen Zhong
Title:

TERMS AGREED TO:

BELMONT PARTNERS

By:
Name: Joseph Meuse
Title: